Exhibit 99.1

EMSC News

Contact:	Doug Moore, PR Manager
(303) 495-1287
Doug.moore@emsc.net

EMSC AGREES TO ACQUIRE AIR AMBULANCE SPECIALISTS, INC.;

ANNOUNCES PAYDOWN OF DEBT

Greenwood Village, CO (June 5, 2006)—Emergency Medical Services Corporation (NYSE: EMS) today announced that it has entered into a definitive agreement to expand its medical transportation services with the acquisition of Englewood, Colorado based Air Ambulance Specialists, Inc., (AASI). AASI is a leader in the management of domestic and international air ambulance transportation utilizing medically equipped, fixed wing aircraft.

According to William A. Sanger, EMSC Chairman and CEO, “We’re excited about the addition of fixed wing ambulance services to EMSC. AASI’s stellar growth is indicative of their commitment to quality service and their entrepreneurial spirit, which we believe will serve as an excellent platform for future expansion.”

Sanger continued, “The acquisition will provide our American Medical Response (AMR) subsidiary the opportunity to leverage its industry-leading competencies in logistics and call center management. Today, EMSC has relationships with more than 3,000 healthcare facilities nationwide that will now have increased access to quality air ambulance services.”

Don Jones, President of AASI, added, “We are looking forward to continuing to grow the business as a part of EMSC and American Medical Response. Our shared philosophy of quality patient care further promotes the expansion of our domestic and international markets.”

The agreement to purchase AASI was entered into on June 3, 2006. The acquisition is expected to close on or before June 30, 2006, subject to customary closing conditions. EMSC estimates that the AASI acquisition will contribute annual revenue of approximately $25 million.

The Company also announced that in May 2006 it made an unscheduled debt reduction payment of $10 million on its senior secured debt facility.

FORWARD-LOOKING STATEMENTS

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Form 10-K. Among the factors that could cause future results to differ materially from those provided in this press release are: the integration of AASI into our business; the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry and AASI’s industry; and the loss of existing contracts and the accuracy of our assessment of costs under new contracts.

About Emergency Medical Services Corporation

Under the recognized brands of EmCare® and American Medical Response® (AMR), Emergency Medical Services Corporation, headquartered in Greenwood Village, Colorado, is a leading provider of emergency medical services in the United States, serving more than nine million patients each year. EmCare provides outsourced emergency department staffing and management services to more than 335 hospitals in 39 states. American Medical Response is America’s leading provider of ambulance services, with local operations in over 250 communities in 35 states. For more information, visit www.emsc.net.

About Air Ambulance Specialists, Inc.

Air Ambulance Specialists manages domestic and international air ambulance transportation utilizing private, medically equipped, fixed wing aircraft. Air Ambulance Specialists manages fixed wing air ambulance services offering “bed-to-bed” aeromedical transport, which can include ground transportation, specialized aeromedical transport care, as well as any other incidentals necessary to a successful patient transport. Three levels of medical transport are provided: advanced life support, basic life support, and critical care.

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